Exhibit 99.2

Workhorse Stockholders Appoint Scott Miller to Board of Directors

CINCINNATI, May 3, 2022 -- Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last mile delivery sector, announced that shareholders have elected Scott Miller to the board of directors at its annual stockholders’ meeting held earlier today. Miller will serve a term expiring at the 2023 annual meeting of stockholders. He has also been named a member of the Company’s Nominating and Corporate Governance Committee as well as the Compensation Committee.

Mr. Miller retired from the United States Army as a Four-Star General following nearly four decades of uniformed service. A former Delta Force commander, Miller served as the final commander of NATO’s Resolute Support Mission and as commander of the United States Forces in Afghanistan from September 2018 through July 2021. Previously, he served as commander of the Joint Special Operations Command. He is the recipient of the Defense Distinguished Service Medal (with oak leaf cluster), the Army Distinguished Service Medal, the Silver Star, the Defense Superior Service Medal, the Legion of Merit, the Bronze Star for Valor, and the Purple Heart (with oak leaf cluster). Following his retirement from the Army, he joined the board of advisors of Striveworks, a data analytics software company headquartered in Austin, Texas.

Mr. Miller received a Bachelor of Science from the United States Military Academy at West Point. He also graduated from the U.S. Army Command and General Staff College, the U.S. Marine Corps War College and Joint Combined Warfighting School.

“On behalf the Board of Directors and the entire Workhorse team, I’d like to welcome Scott Miller to our board,” said Company CEO Rick Dauch. “I have known Scott for more than forty years, and his tremendous record of unparalleled government and leadership experience, coupled with his strategic mindset, position him extremely well to serve as a valued member of our board.”

Scott Miller added: “I am extremely pleased to be joining the board of Workhorse at this pivotal time, as the company continues to make the appropriate investments and strategic steps in pursuit of its vision to be a true pioneer in the transition to zero emission commercial vehicles, both on the ground and via drones. Having met a number of the leaders and team members in the last several months I know the necessary skill sets are being assembled to achieve the vision.”

About Workhorse Group Inc.

Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to successfully complete the additional testing and implement modifications to vehicles to achieve compliance with FMVSS with respect to the C-1000s; the results of our ongoing review of the Company’s business and go-forward operating and commercial plans; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; market acceptance of our products; our ability to attract and retain customers for existing and new products; our ability to control our expenses; potential competition, including shifts in technology; global and local business conditions; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; the outcome of any regulatory proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gatewayir.com

Source: Workhorse Group Inc.